POWER OF ATTORNEY

I, Kathi J. Inorio, in my capacity as Secretary of Orchard First Source Asset Management, LLC, a Delaware limited liability company (“OFSAM”), hereby authorize and designate Robert S. Palmer as my agent and attorney-in-fact, with full power of substitution to:

(1) prepare and sign on my behalf, in my capacity as Secretary of OFSAM, any Form 3, Form 4 or Form 5 under Section l6 of the Securities Exchange Act of 1934, as amended, and file the same with the Securities and Exchange Commission and each stock exchange on which the stock of OFS Capital Corporation (the “Company”) is listed:

(2) prepare and sign on my behalf, in my capacity as Secretary of OFSAM, any Form 144 Notice under the Securities Act of 1933, as amended, and file the same with the Securities and Exchange Commission; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, OFSAM, it being understood that the documents executed by such attorney-in-fact on behalf of OFSAM pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned, in my capacity as Secretary of OFSAM, hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. OFSAM and the undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of OFSAM and the undersigned, is not assuming, nor is the Company assuming, any of OFSAM’s or the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Section 5 of the Securities Act of 1933, as amended, or Rule 144 promulgated under such Act.

This Power of Attorney shall remain in effect until OFSAM is no longer required to file Forms 3, 4, 5 and 144 with respect to OFSAM’s holdings of and transactions in securities issued by the Company, unless earlier revoked by OFSAM in a signed writing delivered to the foregoing attorney-in-fact.

DATED: November 7, 2012

SIGNED: /s/ Kathi J. Inorio